CONNETTE LAW OFFICE

ATTORNEYS & COUNSELORS

438 EAST KATELLA AVENUE

SUITE 207

ORANGE, CALIFORNIA 92867

TELEPHONE (714) 927-7217

FACSIMILE (714) -927-7941

Email: mike@connettelaw.com

August 7, 2012

United States Securities

    and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Re:	Quatra-Rad, Inc. (hereinafter the “Company”) Registration Statement on Form S-1 Relating to 1,500,000 shares of the Company’s Common Stock, $0.0001 par value

Gentlemen:

We have been requested by the Company, a Delaware corporation, to furnish you with my opinion as to the matters hereinafter set forth in connection with the above captioned registration statement (the “Registration Statement”) covering a maximum of 1,500,000 shares which will be offered by the Company.

In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation, as amended and restated and the By-Laws of the Company, copies of the records of corporate proceedings of the Company, and copies of such other agreements, instruments and documents, as we have deemed necessary to enable us to render the opinion hereinafter expressed.

Based upon and subject to the foregoing, we are of the opinion that the shares being offered and registered are legally issued, fully paid and non-assessable.

We are attorneys licensed to practice law in the State of California. This opinion is limited to matters governed by the federal laws of the United States and the laws of the State of California including the statutory provisions as well as all applicable provisions of the California and reported decisions interpreting the laws ("California Corporate Law") in effect on the date hereof, to the extent such laws are involved in the opinions set forth herein, and we express no opinion on any matter governed by the law of any other jurisdiction.

We shall have no obligation to inform you of changes in law or fact or of any other matters of which we become aware after the effective date of the Registration Statement.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus included in the registration statement.

CONNETTE LAW
OFFICE
ATTORNEYS & COUNSELORS

United States Securities &
Exchange Commission
August 7, 2012
Page 2 of 2	`

Very truly yours,

CONNETTE LAW OFFICE

/s/ Micheal T. Connette
Micheal T. Connette